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                                                       Filed pursuant to
                                                       Rule 424(b)(3)
                                                       Registration No. 33-65479

PROSPECTUS SUPPLEMENT
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(To Prospectus dated January 22, 1996)

                           Tele-Communications, Inc.

           Tele-Communications, Inc. Series A TCI Group Common Stock
                               ($1.00 Par Value)
                             --------------------

        On January 19, 1996, JAKL, Inc. (the "Selling Stockholder") sold 75,000 shares of the Tele-Communications, Inc. Series A TCI Group Common Stock, par
value $1.00 per share (the "Series A TCI Group Common Stock").   All 75,000
shares of Series A TCI Group Commn Stock were sold by the Selling Stockholder to Bear Stearns & Co. ("Bear Stearns") at $22 per share. No commissions were paid to Bear Stearns in connection with such sale.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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          The date of this Prospectus Supplement is January 24, 1996.